UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

BBX Capital Corporation (“BBX Capital”), formerly BankAtlantic Bancorp, Inc., and BFC Financial Corporation ("BFC"), the controlling shareholder of BBX Capital, announced that as a result of the time frames involved in the appeal of the verdict in the securities case discussed below, the Boards of Directors of BFC and BBX Capital mutually agreed to terminate the companies’ proposed merger contemplated by the Agreement and Plan of Merger, dated May 7, 2013, by and among BBX Capital, BFC and BBX Merger Sub, LLC, a wholly owned subsidiary of BFC (the “Merger Agreement”).  The Merger Agreement was terminated on December 15, 2014.

The Merger Agreement provided for BBX Capital to merge with and into a wholly owned subsidiary of BFC and for BBX Capital’s shareholders to receive 5.39 shares of BFC’s Class A Common Stock in exchange for each share of BBX Capital’s Class A Common Stock that they held at the effective time of the merger.

Alan B. Levan, BFC’s Chairman, Chief Executive Officer and President, and John E. Abdo, BFC’s Vice Chairman, serve as Chairman and Chief Executive Officer of BBX Capital and Vice Chairman of BBX Capital, respectively.  Jarett S. Levan, the son of Mr. Alan Levan, serves as a director and Executive Vice President of BFC and as a director and President of BBX Capital.  John K. Grelle serves as Executive Vice President and Chief Financial Officer of both BFC and BBX Capital.  Seth M. Wise serves as director and Executive Vice President of BFC and as Executive Vice President of BBX Capital.

Item 8.01 Other Events.

BBX Capital Corporation also announced that a jury rendered a split decision in a federal securities case titled In re: Securities and Exchange Commission v. BankAtlantic Bancorp, Inc. and Alan B. Levan.

The jury found in favor of BBX Capital and Mr. Levan with respect to all of its disclosures in its Quarterly Reports on Form 10-Q for the 2007 first and second quarters, but found against them with respect to three sentences spoken by Alan Levan in BBX Capital’s July 25, 2007 earnings conference call.  The jury also found that BBX Capital made a decision to sell certain loans in the fourth quarter of 2007 and failed to classify these loans as loans held-for-sale instead of loans held-for-investment (which BBX Capital impaired over time).

BBX Capital and Mr. Levan will file motions to enter judgment in their favor on all counts and if these motions are denied will bring the issues to the 11th Circuit Court of Appeals.

On December 15, 2014, a press release was issued regarding the jury’s verdict and the termination of the Merger Agreement.  A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1Press Release dated December 15, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2014

BFC Financial Corporation

By: /s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Uly 31
Exhibit 99.1	Press Release dated December 15, 2014